Exhibit 99.1

ALLIS-CHALMERS ENERGY INC.

PRESS RELEASE	Contact: Victor M. Perez 713-369-0550
ALLIS-CHALMERS ENERGY REPORTS
SECOND QUARTER 2010 RESULTS
2nd quarter Revenues up 41%
Adjusted EBITDA up 159%
HOUSTON, TEXAS, August 3, 2010 — Allis-Chalmers Energy Inc. (NYSE: ALY) today reported results for the second quarter of 2010. Revenues for the second quarter of 2010 increased 41.0% to $158.6 million compared to $112.5 million for the second quarter of 2009 and Adjusted EBITDA increased 159% in the quarter to $27.2 million compared to $10.5 million for the second quarter of 2009. Allis-Chalmers reported a net loss attributed to common stockholders for the second quarter of 2010 of $6.0 million, or $0.08 per diluted share, compared to a net loss of $125,000, or $0.00 per diluted share in the second quarter of 2009. Results for the second quarter of 2010 included the impact of a strike in Argentina which negatively affected pre-tax income by an estimated $1.7 million. Results for the second quarter of 2009 included a $26.4 million pre-tax gain on debt extinguishment.
Revenues for the first six months of 2010 increased 16.1% to $299.0 million compared to $257.6 million for the first six months of 2009. Allis-Chalmers reported a net loss attributed to common stockholders for the first six months of 2010 of $16.2 million, or $0.23 per diluted share, compared to a net loss of $2.7 million, or $0.08 per diluted share for the first six months of 2009. Results for the first six months of 2010 included the impact of a strike in Argentina which negatively affected pre-tax income by an estimated $1.7 million. Results for the first six months of 2009 included a pre-tax gain of $26.4 million from the extinguishment of debt.
EBITDA and Adjusted EBITDA are non-GAAP financial measures that are not necessarily comparable from one company to another and additional information and discussion regarding EBITDA and Adjusted EBITDA are provided later in this release.
Weighted average shares of common stock outstanding on a diluted basis increased to 71.3 million for the second quarter of 2010 compared to 37.0 million for the second quarter of 2009.

Micki Hidayatallah, Allis-Chalmers’ Chairman and Chief Executive Officer, stated, “We have seen significant improvement in our performance compared to the challenging environment which existed in the first half of 2009. Since the second quarter of 2009 our total revenues have increased sequentially in each of the past four quarters, and our Adjusted EBITDA is up 159% from the second quarter of 2009 and up 23.6% compared to the first quarter of 2010. Our Oilfield Services segment revenues increased 25.5% in the second quarter compared to the first quarter of 2010 led by improved utilization and pricing in our directional drilling and coiled tubing business lines. We have successfully focused our resources on the strongest U.S. onshore markets, including the Marcellus, Haynesville and Eagle Ford shale plays.”
Mr. Hidayatallah continued, “Revenues for our Rental Services segment increased sequentially by 5.7% compared to the first quarter of 2010, due to our emphasis on providing the highest quality equipment for the onshore unconventional gas market, where pricing and equipment utilization is the most favorable. Even prior to the U.S. Gulf of Mexico blowout, Allis-Chalmers has been proactive in diversifying from the U.S. offshore market and responding to market demands with strategic initiatives such as: 1) redeploying rental equipment to Egypt, Saudi Arabia and Brazil, 2) investing in equipment that is in strong demand in the U.S. land shale plays, and 3) embarking on an aggressive plan to recertify our existing inventory of blow out preventors (BOPs) so that we can maintain our competitive strength in providing certified BOPs both offshore in the Gulf of Mexico and onshore in the U.S. In the third quarter we expect to have Rental Services facilities in Pennsylvania to serve the Marcellus shale activity and in Macae, Brazil to serve the offshore market with our large diameter drill pipe and patented deepwater landing string system.”
Mr. Hidayatallah concluded, “As a result of improved pricing and rig utilization in Argentina and new contracts in Bolivia, our Drilling and Completion segment achieved a 29.1% increase in operating income compared to the first quarter of 2010. This is a remarkable achievement considering labor disruptions in Argentina during the second quarter which had a $2.1 million negative impact on revenues and an estimated $1.7 million negative impact on pre-tax income. We expect strong utilization of our drilling rigs in Argentina and Bolivia for the remainder of 2010.”
Segment Results for Second Quarter 2010
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Oilfield Services. Revenues for the quarter ended June 30, 2010 for the Oilfield Services segment were $49.7 million, an increase of 68.7% compared to $29.5 million in revenues for the quarter ended June 30, 2009. Income from operations increased $12.3 million and resulted in income from operations of $2.1 million for the second quarter of 2010 compared to a loss from operations of $10.3 million in the second quarter of 2009. Our Oilfield Services segment revenues and operating income for the second quarter of 2010 increased compared to the second quarter of 2009 due to increased drilling activity in the U.S. which resulted in increased demand and improved pricing for our services. The loss from operations in the second quarter of 2009 includes $868,000 of costs related to the closing of unprofitable locations and downsizing other locations in our Oilfield Services segment. In addition, in the second quarter of 2009 we recorded bad debt expenses of $2.4 million as a result of decreased oil and natural gas prices and the financial difficulties some of our customers faced in 2009.

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Drilling and Completion. Revenues for the quarter ended June 30, 2010 for the Drilling and Completion segment were $96.0 million, an increase of 41.6% compared to $67.8 million in revenues for the quarter ended June 30, 2009. Income from operations increased to $7.1 million in the second quarter of 2010 compared to $403,000 in the second quarter of 2009. This increase was due to: 1) improved rig utilization and rig rates in Argentina and Bolivia during the three months ended June 30, 2010, 2) a $1.9 million non-cash loss recorded in the three months ended June 30, 2009 on an asset disposition, and 3) $329,000 of costs incurred to consolidate operating locations in Brazil in the second quarter of 2009. Partially offsetting the improved results in the second quarter of 2010 was decreased rig utilization and pricing in Brazil and an increase in depreciation expense of $1.0 million.

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Rental Services. Revenues for the quarter ended June 30, 2010 for the Rental Services segment were $12.9 million, a decrease from $15.2 million in revenues for the quarter ended June 30, 2009. Our Rental Services segment generated a loss from operations of $831,000 in the second quarter of 2010 compared to $588,000 of operating income in the second quarter of 2009. The decrease in revenues and income from operations is due to the decrease in utilization of rental equipment due to a decline in drilling activity in the U.S. Gulf of Mexico. Our income from operations in the second quarter of 2009 included $800,000 of bad debt expense due to the financial difficulties some of our customers faced in 2009, and $235,000 of costs related to closing a rental yard and reducing our work force.

Conference Call
Allis-Chalmers has scheduled a conference call to be held on Tuesday, August 3, 2010 at 11:00 am Eastern time, 10:00 am Central time. The call will be web cast live on the Internet through the Investor Relations page on the Allis-Chalmers’ website. To participate by telephone, call (888) 771-4350 domestically or (847) 585-4343 internationally ten minutes prior to the start time. The confirmation number is 27580357. Participants may pre-register for the call at the following link and will be issued a new phone number and a PIN number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection. http://www.yourconferencecenter.com/r.aspx?p=1&a=UebagyntXrjKdX
A telephonic replay will be available through August 10, 2010 and may be accessed by calling (888) 843-8996 domestically or (630) 652-3044 internationally, and using the passcode 7540224#. The call will be available for replay through Allis-Chalmers’ website one hour after the conference ends.

About Allis-Chalmers
Allis-Chalmers Energy Inc. is a Houston-based multi-faceted oilfield services company. Allis-Chalmers provides services and equipment to oil and natural gas exploration and production companies, domestically primarily in Texas, Louisiana, New Mexico, Oklahoma, Arkansas, offshore in the Gulf of Mexico, and internationally, primarily in Argentina, Brazil and Mexico. Allis-Chalmers provides directional drilling services, casing and tubing services, underbalanced drilling, production and workover services with coiled tubing units, rental of drill pipe and blow-out prevention equipment, and international drilling and workover services. For more information, visit our website at http://www.alchenergy.com or request future press releases via email at http://www.b2i.us/irpass.asp?BzID=1233&to=ea&s=0.
Forward-Looking Statements
This press release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Allis-Chalmers’ business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release.
Although forward-looking statements in this press release reflect the good faith judgment of our management, such statements can only be based on facts and factors that our management currently knows. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which Allis-Chalmers operates, competition, obsolescence of products and services, the ability to obtain financing to support operations, environmental and other casualty risks, and the effect of government regulation.
Further information about the risks and uncertainties that may affect our business are set forth in our most recent filings on Form 10-K (including without limitation in the “Risk Factors” section) and in our other SEC filings and publicly available documents. We urge readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Allis-Chalmers undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.

Use of EBITDA and Adjusted EBITDA & Regulation G Reconciliation
This press release contains references to EBITDA, a non-GAAP financial measure that complies with federal securities regulations when it is defined as net income (the most directly comparable GAAP financial measure) before interest, taxes, depreciation and amortization. Allis-Chalmers defines EBITDA accordingly for the purposes of this press release. We also utilize Adjusted EBITDA as a supplemental financial measurement in the evaluation of our business. We have defined Adjusted EBITDA for the purposes of this press release to mean EBITDA plus stock compensation expense. However, EBITDA and Adjusted EBITDA, as used and defined by Allis-Chalmers, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. Neither EBITDA nor Adjusted EBITDA should be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. However, we believe EBITDA and Adjusted EBITDA are useful to an investor in evaluating our operating performance because these measures:
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are widely used by investors in the energy industry to measure a company’s operating performance without regard to the items excluded from EBITDA, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired, among other factors;

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help investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure and asset base from our operating results; and

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are used by our management for various purposes, including as a measure of operating performance, in presentations to our board of directors, as a basis for strategic planning and forecasting, as a component for setting incentive compensation, and to assess compliance in financial ratios.

There are significant limitations to using EBITDA and Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of recurring and non-recurring items that are excluded from EBITDA and materially affect net income or loss, results of operations, and the lack of compatibility of the results of operations of different companies. Reconciliations of these financial measures to net income, the most directly comparable GAAP financial measure, are provided in the table below.

Reconciliation of EBITDA and Adjusted EBITDA to GAAP Net Income
($ in millions)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009

Net loss	$(5.4)	$(0.1)	$(14.9)	$(2.7)
Depreciation and amortization	21.7	20.4	43.0	40.9
Interest expense, net	10.9	13.2	21.7	26.7
Income taxes (benefit)	(1.6)	0.2	(5.2)	(2.7)

EBITDA	25.6	33.7	44.6	62.2
Stock compensation expense (non-cash)	1.6	1.3	3.0	2.3
Non-cash loss on sale of investment/asset disposition	—	1.9	1.5	1.9
Gain on debt extinguishment	—	(26.4)	—	(26.4)

Adjusted EBITDA	$27.2	$10.5	$49.1	$40.0

ALLIS-CHALMERS ENERGY INC
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Revenues	$158,644	$112,505	$299,014	$257,608

Operating costs and expenses
Direct costs	120,723	87,239	228,438	190,373
Depreciation and Amortization	21,673	20,368	43,017	40,926
Selling, general and administrative expense	12,114	15,525	24,177	29,165
Loss on asset dispositions	—	1,916	—	1,916

Total operating costs and expenses	154,510	125,048	295,632	262,380

Income (loss) from operations	4,134	(12,543)	3,382	(4,772)

Other income (expense)
Interest expense	(11,149)	(13,221)	(22,105)	(26,728)
Interest income	299	9	454	14
Gain on debt extinguishment	—	26,365	—	26,365
Other	(303)	(485)	(1,818)	(268)

Total other income (expense)	(11,153)	12,668	(23,469)	(617)

Net income (loss) before income taxes	(7,019)	125	(20,087)	(5,389)

Income tax benefit	1,640	(215)	5,177	2,694

Net loss	(5,379)	(90)	(14,910)	(2,695)

Preferred stock dividend	(637)	(35)	(1,274)	(35)

Net loss attributed to common stockholders	$(6,016)	$(125)	$(16,184)	$(2,730)

Net loss per common share:
Basic	$(0.08)	$—	$(0.23)	$(0.08)

Diluted	$(0.08)	$—	$(0.23)	$(0.08)

Weighted average shares outstanding:
Basic	71,270	36,959	71,149	36,087

Diluted	71,270	36,959	71,149	36,087

ALLIS-CHALMERS ENERGY INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2010	2009
	(unaudited)

ASSETS

Cash and cash equivalents	$17,569	$41,072
Trade receivables, net	130,904	105,059
Inventories	36,920	34,528
Deferred income tax asset	2,727	3,790
Prepaid expenses and other	7,667	13,799

Total current assets	195,787	198,248

Property and equipment, net	733,334	746,478
Goodwill	40,639	40,639
Other intangible assets, net	30,337	32,649
Debt issuance costs, net	8,628	9,545
Deferred income tax asset	33,900	22,047
Other assets	37,949	31,014

Total assets	$1,080,574	$1,080,620

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current maturities of long-term debt	$18,596	$17,027
Trade accounts payable	45,592	34,839
Accrued salaries, benefits and payroll taxes	24,799	22,854
Accrued interest	15,969	15,821
Accrued expenses	25,743	21,918

Total current liabilities	130,699	112,459

Deferred income tax liability	8,136	8,166
Long-term debt, net of current maturities	470,623	475,206
Other long-term liabilities	676	1,142

Total liabilities	610,134	596,973

Commitments and Contingencies

Stockholders’ Equity
Preferred stock	34,183	34,183
Common stock	724	714
Capital in excess of par value	425,790	422,823
Retained earnings	9,743	25,927

Total stockholders’ equity	470,440	483,647

Total liabilities and stockholders’ equity	$1,080,574	$1,080,620

ALLIS-CHALMERS ENERGY INC.
SEGMENT INFORMATION
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Revenue
Oilfield Services	$49,730	$29,473	$89,365	$73,923
Drilling and Completion	95,977	67,792	184,477	146,938
Rental Services	12,937	15,240	25,172	36,747

	$158,644	$112,505	$299,014	$257,608

Operating income (loss)
Oilfield Services	$2,055	$(10,277)	$507	$(11,490)
Drilling and Completion	7,053	403	12,515	8,912
Rental Services	(831)	588	(1,741)	4,536
General corporate	(4,143)	(3,257)	(7,899)	(6,730)

	$4,134	$(12,543)	$3,382	$(4,772)

Depreciation and amortization
Oilfield Services	$7,883	$7,433	$15,697	$14,748
Drilling and Completion	6,498	5,463	12,826	10,720
Rental Services	7,226	7,395	14,364	15,299
General corporate	66	77	130	159

	$21,673	$20,368	$43,017	$40,926

Capital expenditures
Oilfield Services	$6,968	$4,028	$11,031	$8,060
Drilling and Completion	6,100	39,069	11,841	43,708
Rental Services	5,851	935	7,752	6,191
General corporate	312	3	365	34

	$19,231	$44,035	$30,989	$57,993